AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

         AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (the "AGREEMENT"), dated as of August 9, 2006 by and among The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (the "SELLER"), and the investors listed on the Schedule of Investors attached hereto (each individually, an "INVESTOR" and, collectively, the "BUYER").

                                   WITNESSETH:

         WHEREAS, the Seller owns an aggregate of 8,799,466 shares of common stock, stated value $.10 per share (such shares, the "RBC STOCK"), of Russ Berrie and Company, Inc., a New Jersey corporation (the "COMPANY"), which shares constitute approximately 42.2% of the issued and outstanding shares of Company common stock; and

         WHEREAS, each Investor desires to purchase, and the Seller desires to sell, upon the terms and conditions set forth herein, the number of shares of RBC Stock set forth opposite such Investor's name in column (3) on the Schedule of Investors attached hereto; and

         WHEREAS, the parties intend that this Agreement shall amend and restate that certain Share Purchase Agreement, dated as of August 4, 2006 (the "RESTATED AGREEMENT"), by and among the Seller and the Buyer.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1
                           PURCHASE AND SALE OF SHARES

         Section 1.1 PURCHASE AND SALE OF RBC STOCK. Subject to the satisfaction of the conditions set forth in Sections 5.1 and 5.2 hereof (or the waiver thereof by the party entitled to waive that condition), the Seller shall sell to each Investor, and each Investor shall purchase from the Seller on the Closing Date (as defined below), the number of shares of RBC Stock set forth opposite such Investor's name in column (3) on the Schedule of Investors attached hereto (the "CLOSING").

         Section 1.2 PURCHASE PRICE. The purchase price for the RBC Stock to be purchased by each Investor at the Closing shall be $11.30 per share (the "PURCHASE PRICE").

         Section 1.3 FORM OF PAYMENT. At the Closing, each Investor shall pay the Purchase Price to the Seller for the RBC Stock being purchased by such Investor by wire transfer of immediately available funds into an account designated by the Seller.

                                   ARTICLE 2
                                     CLOSING

         Section 2.1 CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, at the offices of Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, NY 10153 (or at such other time or place as the parties may designate in writing) on that date that is one business day following the satisfaction or waiver of each condition to the Closing set forth in Sections 5.1 and 5.2 hereof (other than those conditions that may be satisfied only by a delivery at or action to be taken at the Closing), of which satisfaction the Seller shall give the Buyer same day notice, or on such other date as the parties may agree.

         Section 2.2 ITEMS TO BE DELIVERED BY THE SELLER. At the Closing, and subject to the terms and conditions contained herein, the Seller shall (i) deliver to the Company's transfer agent one or more share certificates representing the RBC Stock purchased by all of the Investors hereunder and that is represented by certificates owned by the Seller, accompanied by (A) a duly endorsed stock power in blank or other appropriate instrument of transfer as may be required by the transfer agent (duly endorsed or otherwise in form sufficient for transfer and reasonably satisfactory to each Investor), and (B) written instructions to the transfer agent to issue new share certificates to the Investors in accordance with the allocations set forth on the Schedule of Investors attached hereto and (ii) cause to be issued to such Investors confirmation of book entry transfer of such shares into Depository Trust Company accounts of the Investors as may be designated by the Investors, as well as deliver to the Investors each of the other items described in Section 5.1 hereof. After the Closing, in addition to its obligations under Section 6.6 hereof, the Seller shall cooperate with the Investors, and use its best efforts, to cause appropriate share certificates representing the RBC Stock sold to the Investors hereunder to be recorded in the name of the Investors, as the Investors shall reasonably request.

         Section 2.3 ITEMS TO BE DELIVERED BY THE BUYER. At the Closing, and subject to the terms and conditions contained herein, the Buyer shall deliver to the Seller the Purchase Price for the RBC Stock being purchased by the Buyer, and each of the other items described in Section 5.2 hereof.

         Section 2.4 SUPPORT OF COMPANY INDEMNITY OBLIGATIONS. The Buyer shall not (i) for seven years following the Closing vote any shares of the Company owned by it or which it has the power to vote in favor of any amendment of the certificate of incorporation or the by-laws of the Company or any other action on the part of the Company that changes in a manner adverse to the individuals who are directors or officers of the Company and are also trustees or officers of the Seller or are also 2002A Trustees (as defined below) the provisions of
the  Company's   certificate   of   incorporation
or by-laws providing for indemnification of the Company's directors and officers (the Seller acknowledges and agrees that voting in favor of any future transaction in which the Company may be merged with or into another entity and will not survive the consummation of the transaction shall not be deemed to implicate this Section 2.4) or (ii) cause the Company to (which, in the case of any directors nominated by the Buyer, shall be limited to using its commercially reasonable efforts to cause such designees not to) take any action that would prevent the Company from indemnifying such individuals as so provided by such provisions or applicable law or that would exclude such individuals from the coverage afforded by the Company's directors and officers liability insurance as from time to time in effect on the same basis as the Company's directors and officers in office at that time.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to each Investor as follows:

         Section 3.1 OWNERSHIP OF RBC STOCK. The Seller is the sole record and beneficial owner of the RBC Stock, except that pursuant to the Receipt, Release, Refunding and Share Voting and Disposition Agreement (the "2002A AGREEMENT"), dated as of March 28, 2006, among the Stock Trustees of The Russell Berrie 2002A Trust (as defined in the Indenture of The Russell Berrie 2002A Trust) (collectively, the "2002A TRUSTEES") and the Seller (a true and complete copy of which has been made available to the Buyer), the 2002A Trustees have the power to determine the voting and any disposition of 4,624,451 shares of the RBC Stock (including to approve the sale thereof by the Seller pursuant hereto) and except that certain of the shares of RBC Stock are held for the Seller's account of record by a nominee of the Seller's broker. The RBC Stock constitutes 100% of the shares of common stock of the Company owned by the Seller and the Seller has no options, warrants or other rights to acquire common stock of the Seller. The 2002A Trust Agreement shall terminate with respect to the RBC Stock at the Closing and, from and after the Closing, the 2002A Trustees shall have no voting, dispositive or other rights with respect to the RBC Stock. Following the Closing, the Buyer shall have no obligations to the 2002A Trustees of any kind by virtue of its purchase of the RBC Stock and the 2002A Trustees shall have no right to assert any claim against the Buyer in connection with the 2002A Agreement. The Seller has valid marketable title to the RBC Stock free and clear of any lien, security interest or encumbrance of any nature and free of any claim by any person to or against such RBC Stock, except as otherwise described above in this Section 3.1. The Seller shall, as of the Closing, have the full right, power and authority to sell, assign, transfer and convey the RBC Stock to the Purchaser as provided herein. The Seller shall transfer all of its right, title and interest in and to the RBC Stock to each Investor free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the RBC Stock.

         Section 3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. This Agreement and the transactions contemplated of the Seller hereby have been duly authorized by the

Seller (including by any necessary action of the 2002A Trustees). This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, and the execution, delivery and performance of this Agreement by it will not violate or result in a default under any provision of any material commitment, agreement or instrument to which the Seller is a party or by which the Seller is bound and will not contravene any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to the Seller.

         Section 3.3 LITIGATION; APPROVALS. There are no proceedings pending or, to the knowledge of the Seller, threatened, and there is no order, writ, judgment or decree affecting the Seller which, if adversely determined, would reasonably be expected to have a material adverse effect on the transactions contemplated hereby. No approval by or filing with any governmental or regulatory body or other person is required for the Seller to enter into or perform this Agreement, except for such as have been received or made and except for any filings under Schedule 13D or Section 16 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as Seller may be required to make in connection with this Agreement and the transactions contemplated hereby. Based on the representation of each Investor contained in Section 4.2 hereof, the Seller has determined that the transactions contemplated hereby do not require that the Seller make filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         Section 3.4 [Intentionally Omitted]

         Section 3.5 NO RELIANCE. The Seller understands and acknowledges that each Investor, together with such Investor's affiliates, has received material non-public information regarding the Company and/or the RBC Stock, including historical financial information and certain projections relating to the Company's business. The Seller hereby represents and warrants that it is financially sophisticated with respect to the RBC Stock and the Company; it is represented on the board of directors of the Company; it is capable of obtaining all information that it deems material to the transactions contemplated hereby from its records, its agents, and/or the Company; it has been afforded the opportunity to ask such questions of the Company as it deems material to this transaction and such questions have been addressed to its satisfaction; it is capable of evaluating the risks associated with a transaction involving the RBC Stock and the Company, including the risk of transacting on the basis of information that may be materially different from the information available to the Investors, and that it is capable of sustaining any loss that may result from engaging in such a transaction on such basis without material injury; and it acknowledges that no representations have been made by any Investor in respect of this transaction or the Company except as expressly set forth in this Agreement. In light of the foregoing, the Seller hereby waives any and all claims (including, without limitation, any and all claims under any applicable securities law) it may have or may hereafter acquire against such Investor relating to any failure by such Investor to disclose to the Seller in connection with the Seller's sale of the RBC Stock pursuant hereto any information which may be considered to be material non-public information in respect of the Company.

         Section 3.6 NO INTERMEDIARY. Except as otherwise disclosed by supplemental letter provided by the Seller to each Investor, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller and any such fee or commission as may be payable shall be the sole responsibility of the Seller and shall be paid by the Seller.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Each Investor represents and warrants to Seller, with respect only to itself, as follows:

         Section 4.1 VALIDITY AND ENFORCEABILITY. This Agreement and the transaction contemplated of such Investor hereby have been duly authorized by such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by it will not violate or result in a default under any provisions of any material commitment, agreement or instrument to which such Investor is a party or by which such Investor is bound, and will not contravene any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to such Investor.

         Section 4.2 LITIGATION; APPROVALS. There are no proceedings pending or threatened, and there is no order, writ, judgment or decree affecting such Investor, which, if adversely determined, would have a material adverse effect on the transactions contemplated hereby. No approval by or filing with any governmental or regulatory body or other party is required for such Investor to enter into or perform this Agreement, except for such as have been received or made and except for any filing on Schedule 13D or Section 16 under the Exchange Act as such Investor may be required to make in connection with the transactions contemplated hereby. Such Investor has determined that the transactions contemplated hereby do not require that such Investor make filings under the HSR Act.

         Section 4.3 CERTAIN SECURITIES LAW MATTERS. Such Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933. Such Investor has substantial experience in evaluating and investing in securities in companies similar to the Company so that such Investor is capable of evaluating the merits and risks of such Investor's investment in the Company and has the capacity to protect such Investor's own interests. Such Investor is acquiring the RBC Stock for investment for the Investor's own account, not as a nominee or agent, and not with the view towards, or for resale in connection with, any public sale or distribution thereof; PROVIDED, HOWEVER, that by making the representations herein, such Investor does not agree to hold any of the RBC Stock being purchased by it for any minimum or other specific term and reserves the right to dispose of the RBC Stock being purchased by it at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act of 1933. Such Investor understands that the offer and sale of the RBC Stock has not been, and will not be, registered under applicable Federal or state securities laws, except pursuant to the Registration Rights Agreement.

         Section 4.4 NO RELIANCE. Such Investor acknowledges and agrees that, in negotiating and entering into this Agreement, (i) it has relied on no representations made by the Seller, the Company, or any director, officer, employee, investment banker, legal counsel or other representative or agent thereof other than those of the Seller expressly set forth herein or those of the Company expressly set forth in an agreement signed by the Company and delivered to such Investor referred to herein, (ii) it has been afforded the opportunity to do a due diligence review of the business and affairs of the Company, including to ask such questions of the Company, as it deems appropriate and material to the transactions contemplated hereby and that its requests for information and questions have been addressed to its satisfaction and (iii) it has not relied on the Seller, the Company or any director, officer, employee, investment banker, legal counsel or other representative or agent thereof with respect to the sufficiency of its due diligence or the information provided to it and has relied on its own expertise and judgment in deciding the sufficiency thereof. Such Investor understands and acknowledges that the Seller has received material non-public information regarding the Company and/or the RBC Stock, including historical financial information and certain projections relating to the Company's business. Such Investor hereby represents and warrants that it is financially sophisticated with respect to the RBC Stock and the Company; it is capable of evaluating the risks associated with a transaction involving the RBC Stock and the Company, including the risk of transacting on the basis of information that may be materially different from the information available to the Seller, and that it is capable of sustaining any loss that may result from engaging in such a transaction on such basis without material injury. In light of the foregoing, such Investor hereby waives any and all claims (including, without limitation, any and all claims under any applicable securities law) it may have or may hereafter acquire against the Seller relating to any failure by the Seller to disclose to such Investor in connection with such Investor's purchase of the RBC Stock pursuant hereto any information which may be considered to be material non-public information in respect of the Company.

         Section 4.5 NO INTERMEDIARY. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf such Investor.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

         Section 5.1 BUYER CONDITIONS. The obligation of each Investor hereunder to purchase the number of shares of RBC Stock set forth opposite such Investor's name in column (3) on the Schedule of Investors attached hereto at the Closing is subject to the satisfaction, at or before the Closing Date, of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Seller with prior written notice thereof:

              5.1.1 REPRESENTATIONS AND WARRANTIES. Except as otherwise contemplated or permitted hereby, (a) the representations and warranties of the Seller contained in this Agreement or in any certificate or document to be delivered to the Buyer pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall be true and correct in all material respects as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects as of such date, and (b) the Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the Seller prior to or on the Closing Date. Each Investor shall have been furnished with a certificate in customary form of an appropriate trustee or director of the Seller, dated as of the Closing Date, certifying to the effect of this Section 5.1.1.

              5.1.2 NO ACTIONS. No action, suit or proceeding by any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against an Investor, the Seller or the Company or any of their respective principals, trustees, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

              5.1.3 CONSENTS. All consents, approvals and authorizations of governmental and regulatory authorities and all filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of the Company necessary to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained or effected.

              5.1.4 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change since the date hereof in the business, assets, financial condition, results of operations or prospects of the Company.

              5.1.5 RESIGNATION FROM THE BOARD. Effective as of the Closing, the directors of the Company who are also directors of the Foundation shall have resigned from the Board.

              5.1.6 REGISTRATION RIGHTS AGREEMENT. The Company and each Investor shall have entered into a Registration Rights Agreement substantially in a form attached hereto, providing for, among other things, (a) the Company's agreement to nominate certain representatives of the Buyer for election to the Board of Directors of the Company and to facilitate the election of such representatives, and (b) certain registration rights of the Buyer with respect to the RBC Stock being purchased hereunder.

              5.1.7 OPINION OF COUNSEL. The Buyer shall have received the legal opinion of the Seller's counsel, dated the Closing Date, substantially in a form attached hereto.

              5.1.8 APPROVAL OF DOCUMENTS. The form and substance of all certificates, instruments, opinions, and other documents required to be delivered to the Buyer under this Agreement shall be reasonably satisfactory in all respects to the Buyer and its counsel.

              5.1.9 COMPANY RESOLUTIONS. The Buyer shall have received a true, complete and accurate copy, as delivered by the Company to the Seller, of resolutions passed by the Special Committee of the Board of Directors of the Company on August 4, 2006 and on August 9, 2006, approving the transactions on the part of the Company contemplated by this Agreement (including, without limitation, approving the Company's execution and delivery of the Registration Rights Agreement and, approving for purposes of the New Jersey Shareholders Protection Act, any "business combination" transaction which may be proposed to be engaged in between such Investor and the Company at any time or from time to time following the Closing, such approval to constitute advance approval of such business combination transactions under the terms of such Act); such resolutions have not been modified, rescinded or amended and remain in full force and effect.

         Section 5.2 SELLER'S CONDITIONS. The obligation of the Seller hereunder to sell to each Investor the number of shares of RBC Stock set forth opposite such Investor's name in column (3) on the Schedule of Investors attached hereto at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion by providing each Investor with prior written notice thereof:

              5.2.1 REPRESENTATIONS AND WARRANTIES. Except as otherwise contemplated or permitted hereby, (a) the representations and warranties of such Investor contained in this Agreement or in any certificate or document to be delivered to the Seller by such Investor pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall be true and correct in all material respects as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation and warranty shall be true and correct as of such date in all material respects, and (b) such Investor shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by such Investor prior to or on the Closing Date. The Seller shall have been furnished with a certificate in customary form of an authorized signatory of such Investor, dated as of the Closing Date, certifying to the effect of this Section 5.2.1.

              5.2.2 NO ACTIONS. No action, suit or proceeding by any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against the Seller, the Company or such Investor or any of their respective principals, trustees, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

              5.2.3 CONSENTS. All consents, approvals and authorizations of governmental and regulatory authorities and all filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of the Company necessary to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained or effected.

              5.2.4 APPROVAL OF DOCUMENTS. The form and substance of all certificates, instruments and other documents required to be delivered to the Seller under this Agreement shall be reasonably satisfactory in all respects to the Seller and its counsel.

                                   ARTICLE 6
                                  MISCELLANEOUS

         Section 6.1 SURVIVAL OF AGREEMENTS. All the representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the RBC Stock pursuant hereto for, and only for, a period of two (2) years from the Closing Date, except for Sections 3.1, 3.2, 3.6 and 4.1 which shall survive until the expiration of the applicable statute of limitations.

         Section 6.2 EXPENSES. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby.

         Section 6.3 NOTICES. All notices, requests, consents, or other communication hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail to, in the case of the Investors, their respective addresses set forth on the Schedule of Investors attached hereto and, in the case of the Seller, to The Russell Berrie Foundation, Glenpointe Centre East-7th Floor, 300 Frank W. Burr Blvd, Teaneck, New Jersey 07766, Facsimile: (201) 287-0826, Attention: Ilan Kaufthal, with a copy to Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, NY 10153,
Facsimile: (212) 310-8007, Attention: Robert Messineo, Esq.

         Section 6.4 CAPTIONS AND SECTION HEADINGS. As used herein, captions and section headings are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         Section 6.5 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto and thereto, or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof (including the Restated Agreement).

         Section 6.6 ADDITIONAL DOCUMENTS. The parties hereto will, at any time after the date hereof, sign, execute and deliver, or cause others so to do, all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and deeds as may be necessary or proper to carry out the transactions contemplated by this Agreement, including, in the case of the Seller, taking any and all action necessary to cause the Company's transfer agent to remove any reference to the 2002A Agreement on the share certificates to be delivered to each Investor representing the RBC Stock.

         Section 6.7 TERMINATION; AMENDMENT. This Agreement may be terminated at any time by the Buyer or the Seller, by notice given to the other, if the Closing has not occurred by August 30, 2006 other than by reason of the breach of this Agreement by the terminating party, and upon such termination neither the Buyer nor the Seller shall have any obligation or liability hereunder (except for damages arising out of any such breach). This Agreement may be amended, supplemented or interpreted at any time, but only by a written agreement executed by the parties hereto.

         Section  6.8   COUNTERPARTS.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 6.9 SEVERABILITY. If any one or more of the provisions of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         Section 6.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Buyer, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto.

         Section 6.11 GOVERNING LAW. This Agreement, and all matters arising directly or indirectly hereunder, shall be governed by the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.

         Section 6.12 INDEPENDENT NATURE OF INVESTOR'S OBLIGATIONS AND RIGHTS. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Seller acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

         IN WITNESS WHEREOF, each Investor and the Seller have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                            SELLER:

                            THE RUSSELL BERRIE FOUNDATION, A
                            NEW JERSEY NONPROFIT CORPORATION
                            By:


                            /s/ Myron Rosner
                            ----------------------------------------
                            Myron Rosner, Secretary



                            INVESTORS:

                            PRENTICE CAPITAL PARTNERS, LP
                            By: Prentice Capital GP, LLC


                            By: /s/ Mathew Hoffman
                               ----------------------------------------
                               Name:  Mathew Hoffman
                               Title:  General Counsel


                            PRENTICE CAPITAL PARTNERS QP, LP
                            By: Prentice Capital GP, LLC


                            By:  /s/ Mathew Hoffman
                               ----------------------------------------
                               Name: Mathew Hoffman
                               Title: General Counsel


                            PRENTICE CAPITAL OFFSHORE, LTD.
                            By:  Prentice Capital Management, LP, its
                            investment manager


                            By: /s/ Mathew Hoffman
                               ----------------------------------------
                               Name: Mathew Hoffman
                               Title: General Counsel

                            GPC XLIII, LLC
                            By:  Prentice Capital Management, LP, its advisor


                            By: /s/ Mathew Hoffman
                               ----------------------------------------
                               Name: Mathew Hoffman
                               Title: General Counsel


                            PEC I, LLC
                            By:  Prentice Capital Management, LP, its manager


                            By: /s/ Mathew Hoffman
                               ----------------------------------------
                               Name: Mathew Hoffman
                               Title: General Counsel


                            S.A.C. CAPITAL ASSOCIATES, LLC
                            By: S.A.C. Capital Advisors, LLC


                            By: /s/ Peter Nussbaum
                               ----------------------------------------
                               Name: Peter Nussbaum
                               Title: General Counsel


                            PRENTICE SPECIAL OPPORTUNITIES
                            MASTER, L.P.
                            By:  Prentice Capital GP II, LP, its General Partner


                            By: /s/ Mathew Hoffman
                               ----------------------------------------
                               Name: Mathew Hoffman
                               Title: General Counsel


                            PRENTICE SPECIAL
                            OPPORTUNITIES, LP
                            By:  Prentice Capital GP II, LP, its General Partner


                            By: /s/ Mathew Hoffman
                               ----------------------------------------
                               Name: Mathew Hoffman
                               Title: General Counsel


                              SCHEDULE OF INVESTORS


         (1)                        (2)                      (3)               (4)                      (5)
                                ADDRESS AND               NUMBER OF                          LEGAL REPRESENTATIVE'S
        BUYER                FACSIMILE NUMBER          ACQUIRED SHARES   PURCHASE PRICE   ADDRESS AND FACSIMILE NUMBER
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           Schulte Roth & Zabel LLP
PRENTICE CAPITAL     c/o Prentice Capital                                                  919 Third Avenue
PARTNERS, LP         Management, L.P.                      100,340          $1,133,842     New York, New York  10022
                     623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471
                                                                                           Schulte Roth & Zabel LLP
PRENTICE CAPITAL     c/o Prentice Capital                                                  919 Third Avenue
PARTNERS QP. LP      Management, L.P.                      484,357         $5,473,234.10   New York, New York  10022
                     623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471
                                                                                           Schulte Roth & Zabel LLP
PRENTICE CAPITAL     c/o Prentice Capital                                                  919 Third Avenue
OFFSHORE, LTD.       Management, L.P.                     1,063,272       $12,014,973.60   New York, New York  10022
                     623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471
                                                                                           Schulte Roth & Zabel LLP
GPC XLIII, LLC       c/o Prentice Capital                                                  919 Third Avenue
                     Management, L.P.                      230,335         $2,602,785.50   New York, New York  10022
                     623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471
                                                                                           Schulte Roth & Zabel LLP
PEC I, LLC           c/o Prentice Capital                                                  919 Third Avenue
                     Management, L.P.                      351,979         $3,977,362.70   New York, New York  10022
                     623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471
                                                                                           Schulte Roth & Zabel LLP
PRENTICE SPECIAL     c/o Prentice Capital                                                  919 Third Avenue
OPPORTUNITIES        Management, L.P.                      646,252         $7,302,647.60   New York, New York  10022
MASTER, L.P.         623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471
                                                                                           Schulte Roth & Zabel LLP
PRENTICE SPECIAL     c/o Prentice Capital                                                  919 Third Avenue
OPPORTUNITIES, LP    Management, L.P.                      233,694         $2,640,742.60   New York, New York  10022
                     623 Fifth Avenue, 32nd Floor                                          Attention:  Eleazer Klein, Esq.
                     Attn: Matthew Hoffman                                                 Facsimile: (212) 593-5955
                     Telephone:  (212) 756-8051                                            Telephone:  (212) 756-2376
                     Facsimile: (212) 756-1471


                                                               14

S.A.C. CAPITAL       c/o S.A.C. Capital Advisors, LLC
ASSOCIATES, LLC      72 Cummings Point Road               1,289,504       $14,571,395.20
                     Stamford, Connecticut  06902
                     Attn:  Peter Nussbaum
                     Telephone:  (203) 890-2094
                     Facsimile:  (203) 890-2393

                     With a copy to:

                     c/o Prentice Capital
                     Management, L.P.
                     623 Fifth Avenue, 32nd Floor
                     Attn: Matthew Hoffman
                     Telephone:  (212) 756-8051
                     Facsimile: (212) 756-1471

